                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the registrant |X|

Filed by a party other than the registrant |_|

Check the appropriate box:

            |_|         Preliminary Proxy Statement
            |_|         Confidential, for Use of the Commission Only (as
                        permitted by Rule 14a-6(e)(2)
            |X|         Definitive Proxy Statement
            |_|         Definitive Additional Materials
            |_|         Soliciting Material Pursuant to Rule 14a-11(c) or Rule
                        14(a)-12

                              United Capital Corp.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)

            Payment of filing fee (check the appropriate box):

            |X|         No fee required.

            |_|         Fee  computed on table below per Exchange Act Rules 14a-
                        6(i)(1) and 0-11.

            (1)         Title of each class of securities to which transaction
                        applies:

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            (2)         Aggregate number of securities to which transaction
                        applies:

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            (3)         Per unit price or other  underlying value of transaction
                        computed  pursuant to Exchange  Act Rule 0-11 (Set forth
                        the  amount on which the filing  fee is  calculated  and
                        state how it was determined):

--------------------------------------------------------------------------------

            (4)         Proposed maximum aggregate value of transaction:

            (5)         Total fee paid:

            |_| Fee paid previously with preliminary materials.

            |_|  Check  box if any  part of the fee is  offset  as  provided  by
Exchange Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

            (1)         Amount Previously Paid:

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            (2)         Form, Schedule or Registration Statement no.:

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            (3)         Filing Party:

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            (4)         Date Filed:

                                       -2-

                              UNITED CAPITAL CORP.
                                 --------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 11, 2002
                                 --------------

To the Stockholders:

            NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders  (the
"Meeting") of UNITED CAPITAL CORP., a Delaware corporation (the "Company"), will be held at the offices of the Company, 9 Park Place, Great Neck, New York 11021,
on June 11, 2002, at 10:00 A.M., Local Time, for the following purposes:

                       1. To elect five (5) members of the Board of Directors to
            serve until the next annual meeting of stockholders  and until their successors have been duly elected and qualified;

                       2. To amend the  Company's  Incentive  and  Non-Qualified
            Stock  Option Plan (the  "Plan") to increase the number of shares of
            Common Stock,  $.10 par value,  reserved for issuance under the Plan from 1,325,000 to 1,825,000; and

                       3. To transact  such other  business  as may  properly be
            brought before the Meeting or any adjournment thereof.

            The Board of Directors  has fixed the close of business on April 26,
2002 as the record  date for the  Meeting.  Only  stockholders  of record on the stock  transfer  books of the  Company at the close of business on that date are entitled to notice of, and to vote at, the Meeting.

                                       By Order of the Board of Directors

                                       ANTHONY J. MICELI
                                       Secretary

Dated: May 6, 2002

            WHETHER  OR NOT YOU EXPECT TO BE  PRESENT  AT THE  MEETING,  YOU ARE
URGED TO FILL IN, DATE,  SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE THAT
IS PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              UNITED CAPITAL CORP.
                                  9 PARK PLACE
                           GREAT NECK, NEW YORK 11021
                                ----------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 11, 2002
                                ----------------

                                  INTRODUCTION

            This Proxy Statement is being furnished to stockholders by the Board of Directors of United Capital Corp., a Delaware corporation (the "Company"), in connection with the solicitation of the  accompanying  Proxy for use at the 2002
Annual Meeting of  Stockholders of the Company (the "Meeting") to be held at the offices of the Company,  9 Park Place,  Great Neck, New York 11021,  on June 11,
2002, at 10:00 A.M., Local Time, or at any adjournment thereof.

            The principal executive offices of the Company are located at 9 Park
Place,  Great Neck,  New York 11021.  The  approximate  date on which this Proxy
Statement and the accompanying Proxy will first be sent or given to stockholders is May 6, 2002.

                        RECORD DATE AND VOTING SECURITIES

            Only  stockholders  of record at the close of  business on April 26,
2002, the record date (the "Record  Date") for the Meeting,  will be entitled to notice of, and to vote at, the Meeting and any  adjournment  thereof.  As of the close of business on the Record Date, there were 4,588,215 outstanding shares of the Company's common stock,  $.10 par value (the "Common  Stock").  Each of such shares is entitled to one vote. There was no other class of voting securities of the  Company  outstanding  on that date.  All shares of Common  Stock have equal voting rights.  A majority of the outstanding  shares of Common Stock present in person or by proxy is required for a quorum.

                                VOTING OF PROXIES

            Shares of Common Stock  represented  by Proxies,  which are properly executed,  duly  returned and not revoked will be voted in  accordance  with the instructions  contained therein.  If no specification is indicated on the Proxy, the  shares  of  Common  Stock  represented  thereby  will be voted  (i) for the election as  Directors  of the persons who have been  nominated  by the Board of
Directors;(ii) for the approval of the amendment to the Company's  Incentive and
Non-Qualified  Stock  Option Plan (the  "Plan") to increase the number of shares reserved for issuance under the Plan from 1,325,000 to 1,825,000;  and (iii) for any other matter that may properly be brought  before the Meeting in  accordance with the judgment of the person or persons voting the Proxies.

            The execution of a Proxy will in no way affect a stockholder's right to attend the Meeting and vote in person.  Any Proxy  executed and returned by a stockholder  may  be  revoked  at any  time  thereafter  if  written  notice  of revocation  is given to the  Secretary  of the  Company  prior to the vote to be taken at the Meeting,  or by execution of a subsequent  proxy which is presented at the Meeting,  or if the stockholder  attends the Meeting and votes by ballot, except as to any  matter  or  matters  upon  which a vote  shall  have been cast pursuant to the authority conferred by such Proxy prior to such revocation.  For purposes of determining the presence of a quorum for transacting business at the
Meeting,  abstentions  and broker  "non-votes"  (i.e.,  proxies  from brokers or nominees  indicating that such persons have not received  instructions  from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have  discretionary  power)
will be treated as shares that are present but which have not been voted.

            The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors  will be borne by the Company.  In addition to the use of the mails, proxy  solicitation may be made by telephone,  telegraph and personal interview by officers, directors and employees of the Company. The Company will, upon request, reimburse brokerage houses and persons holding Common Stock in the names of their  nominees  for their  reasonable  expenses in sending  soliciting material to their principals.

                               SECURITY OWNERSHIP

            The following table sets forth information  concerning  ownership of the Company's  Common Stock,  as of the Record Date, by each person known by the
Company  to be the  beneficial  owner of more than five  percent  of the  Common
Stock,  each  director,  each executive  officer,  and nominee for election as a director and by all directors and executive officers of the Company as a group:

                                       -2-

      Name and Address                          Shares                Percentage
    of Beneficial Owner                  Beneficially Owned          of Class(7)
---------------------------            ----------------------        -----------

A.F. Petrocelli                           3,612,705(1)(2)               63.8%
9 Park Place
Great Neck, NY 11021

Beverly Petrocelli                          500,000(2)                  10.9%
c/o 9 Park Place
Great Neck, NY 11021

Anthony J. Miceli                           123,966(3)                   2.6%

Arnold S. Penner                             35,666(4)                     *

Howard M. Lorber                            144,166(5)                   3.1%

Robert M. Mann                               10,700(6)                     *

All executive officers and                3,927,203(1)(3)               67.0%
directors as a group (5                            (4)(5)(6)
persons)                                           (7)

*           Less than 1%

(1)         Mr. Petrocelli owns directly 2,540,324 shares of Common Stock and presently exercisable options or options exercisable within 60 days of April 26, 2002 to purchase 1,072,381 shares of Common
            Stock.  Does not include shares held by the wife, adult children or the grandchildren of Mr. Petrocelli.  Mr. Petrocelli disclaims beneficial ownership of the shares held by his wife, adult children and grandchildren.

(2)         Beverly Petrocelli is the wife of Mr. Petrocelli.  Mr. Petrocelli disclaims beneficial ownership of all shares held by Mrs.
            Petrocelli.  Does not include shares held by the adult children or the grandchildren of Mrs. Petrocelli.  Mrs. Petrocelli
            disclaims beneficial ownership of the shares held by her husband, adult children and grandchildren.

(3)         Consists of 1,300 shares of Common Stock and  presently  exercisable options or options  exercisable  within 60 days of April 26, 2002 to purchase 122,666 shares of Common Stock.

(4)         Consists  of 35,666  shares  issuable  upon the  exercise of options which are exercisable within 60 days of April 26, 2002.

(5)         Includes 30,000 shares owned by the Hallman & Lorber Associates
            Profit Sharing Plan (an entity in which Mr. Lorber may be deemed

                                       -3-

            to be a control person) and 24,300 shares owned by the Howard M.
            Lorber Irrevocable Trust.  Mr. Lorber disclaims beneficial ownership of all shares owned by Hallman & Lorber Associates
            Profit Sharing Plan and the Howard M. Lorber Irrevocable Trust.
            Also includes 35,666 shares issuable upon the exercise of options which are exercisable within 60 days of April 26, 2002.

(6)         Consists  of 700 shares of Common  Stock and  presently  exercisable options or options exercisable  within 60 days of April  26, 2002 to purchase 10,000 shares of Common Stock.

(7)         Includes  the shares of Common  Stock  subject to options  which are presently  exercisable or exercisable within 60 days after April 26,
            2002  held by  directors  and  executive  officers  as a  group  for purposes of calculating  the respective  percentages of Common Stock owned by such individuals or by the executive officers and directors as a group.

                                       -4-

                        PROPOSAL I--ELECTION OF DIRECTORS

Nominees

            Unless  otherwise  specified,  all Proxies received will be voted in favor of the election of the persons named below as directors of the Company, to serve until the next  Annual  Meeting of  Stockholders  of the Company and until their successors shall be duly elected and qualified. Directors shall be elected by a  plurality  of the votes  cast,  in person  or by  proxy,  at the  Meeting.
Abstentions  from voting and broker  non-votes on the election of directors will have no effect since they will not  represent  votes cast at the Meeting for the purpose of electing  directors.  All  nominees  are  currently  directors of the
Company. The terms of the current directors expire at the Meeting and when their successors are duly elected and  qualified.  Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director,  if elected.  Should any of the nominees not remain a candidate  for election at the date of the Meeting,  the Proxies  will be voted in favor of those  nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors.  The names of the nominees and certain information concerning them are set forth below:

                                                                                                  First
                                                                                                   Year
                                                                                                  Became
    Name                              Principal Occupation                Age                    Director
    ----                              --------------------                ---                    --------

A.F. Petrocelli                     Chairman of the Board,                 58                      1981
                                      President and Chief
                                      Executive Officer of
                                      the Company

Anthony J. Miceli                   Vice President, Chief                  39                      1996
                                      Financial Officer and
                                      Secretary of the
                                      Company

Arnold S. Penner                    Self-employed real estate              65                      1989
                                      investor and broker

Howard M. Lorber                    President and Chief                    53                      1991
                                      Operating Officer of
                                      New Valley Corporation
                                      and Vector Group Ltd.

Robert M. Mann                      Private Investor -                     60                      2001
                                      Apparel Industry

                                       -5-

            A.F. PETROCELLI, has been Chairman of the Board and Chief Executive
Officer of the Company since December, 1987, President of the Company since June, 1991 and from June, 1983 to March, 1989 and a Director of the
Company since June 1981. Mr. Petrocelli has been Chairman of the Board of
Directors, President and Chief Executive Officer of Prime Hospitality
Corp. ("Prime"), a New York Stock Exchange listed company since 1998, and a Director of Prime since 1992.  Mr. Petrocelli is also a Director of
Boyar Value Fund (a public mutual fund), a Director of Philips
International Realty Corp. ("Philips") and a Director of Nathan's Famous
Inc. ("Nathan's").

            ANTHONY J. MICELI, has been a Director, a Vice President and Chief
Financial Officer of the Company since June, 1996 and prior thereto was the Corporate Controller of the Company for more than eight years. Mr.
Miceli is a Certified Public Accountant and a member of the American
Institute of Certified Public Accountants and New Jersey Society of
Certified Public Accountants.

            ARNOLD S. PENNER, has been a Director of the Company since 1989 and has worked for more than the past five years as a private real estate investor and as a self-employed real estate broker in New York.  Mr.
Penner is also a Director of Philips.

            HOWARD M. LORBER has been a Director of the Company since 1991.  Mr.
Lorber has been Chairman of the Board and Chief Executive Officer of
Nathan's for more than the past five years and Chairman of the Board of
Directors and Chief Executive Officer of Hallman & Lorber Associates, Inc.
for over five years.  He has been a director, President and Chief
Operating Officer of New Valley Corporation for more than five years.  He has been a director of and member of the Audit Committee and Compensation
Committee of Prime since 1994 and Chairman of such committees since 1998.
He also became a Director of and President and Chief Operating Officer of
Vector Group Ltd. in January 2001.  Mr. Lorber is also the Chairman of
Ladenburg Thalmann Financial Services.

            ROBERT M. MANN has been a Director of the Company since June
2001.  Mr. Mann has been a private investor in the apparel industry for more than five (5) years.

                                       -6-

Recommendation

THE  BOARD  OF  DIRECTORS  RECOMMENDS  A VOTE  FOR THE  ELECTION  OF EACH OF THE
NOMINEES.

MEETINGS, BOARD COMMITTEES AND DIRECTORS COMPENSATION

            The  Board of  Directors  held one  meeting  during  the year  ended
December 31, 2001.  From time to time, the members of the Board of Directors act by unanimous written consent pursuant to the laws of the State of Delaware.

            The  Company  has an Audit  Committee  whose  members  are Howard M.
Lorber,  Arnold S.  Penner  and Robert M. Mann,  the  independent,  non-employee directors of the Company. The principal  responsibilities of the Audit Committee are described in the Audit  Committee  Charter that was approved by the Board of
Directors  and was attached as Appendix A to the Company's  Proxy  Statement for
its 2001 Annual Meeting of Stockholders. The Audit Committee annually recommends to the Board of Directors independent public accountants to serve as auditors of the  Company's  books,  records  and  accounts,  reviews the scope of the audits performed by such auditors and the audit reports  prepared by them,  and reviews and monitors the Company's internal accounting procedures.  The Company also has a standing  Compensation  and Stock Option Committee whose members are Howard M.
Lorber  and  Arnold  S.  Penner,  both of whom  are  independent,  non-employee, directors of the Company. The Compensation and Stock Option Committee recommends to the Board of Directors  compensation  for the  Company's  key  employees  and administers  the Plan and the Company's 1988 Joint  Incentive and  Non-Qualified
Stock Option Plan (the "Joint Plan") and awards stock options thereunder.

            Directors  of the  Company  who are not  officers of the Company are entitled  to receive  compensation  for  serving as  directors  in the amount of
$6,000 per annum and $500 per Board meeting and Committee meeting  attended.  In addition,  in 2001 Robert Mann  received  options to purchase  30,000  shares of
Common Stock at an exercise price of $23.85 per share and each of Messrs. Lorber and Penner  received  options to purchase  10,000  shares of Common  Stock at an exercise price of $23.85 per share.

AUDIT COMMITTEE REPORT

            The members of the Audit Committee at the end of the fiscal year ended December 31, 2001 were Messrs. Penner, Lorber and Mann, each of whom are
"independent directors" (as "independent director" is defined pursuant to
Section 121(A) of the listing standards of the American Stock Exchange
("AMEX")). The Audit

                                       -7-

Committee met two times during the fiscal year ended December 31, 2001.

            The Audit Committee  adopted a written charter during fiscal 2001, a copy of which was attached to the Company's  Proxy Statement for its 2001 Annual
Meeting of Stockholders.  The Company's independent auditors are responsible for auditing the financial statements. The activities of the Committee are in no way
designed  to  supersede  or  alter  those  traditional   responsibilities.   The
Committee's  role does not  provide any  special  assurances  with regard to the
Company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

            In connection with the audit of the Company's  financial  statements
for  the  year  ended   December  31,  2001,   the  Audit   Committee  met  with
representatives from Grant Thornton LLP, the Company's independent auditors. The
Audit  Committee  reviewed and discussed  with Grant Thornton LLP, the Company's financial management and financial structure, as well as the matters relating to the audit  required to be discussed by Statements  on Auditing  Standards 61 and
90.

            On March 7, 2002, the Audit  Committee  received from Grant Thornton
LLP the  written  disclosures  and the letter  regarding  Grant  Thornton  LLP's independence required by Independence Standards Board of Standard No. 1.

            In addition,  the Audit  Committee  reviewed and discussed  with the
Company's  management the Company's audited financial statements relating to the fiscal year ended  December 31, 2001 and has discussed  with Grant  Thornton LLP the independence of Grant Thornton LLP.

            Based  upon  review  and  discussions  described  above,  the  Audit
Committee  recommended  to the Board of Directors  that the Company's  financial statements  audited by Grant  Thornton LLP be included in the  Company's  Annual
Report on Form 10-K for the fiscal year ended December 31, 2001.

                                     Howard M. Lorber
                                     Arnold S. Penner
                                     Robert M. Mann

                                       -8-

EXECUTIVE COMPENSATION

            The following table sets forth,  for the Company's 2001 fiscal year, all  compensation  awarded to, earned by or paid to the chief executive  officer
("CEO") and the most highly  compensated  executive officer of the Company other than the CEO who was an executive  officer of the Company during the fiscal year ended  December  31,  2001 and whose  salary and bonus  exceeded  $100,000  (one individual) with respect to the fiscal year ended December 31, 2001.

                           SUMMARY COMPENSATION TABLE

                                                       Annual Compensation                   Long Term Compensation
                                              --------------------------------------------   ---------------------------
                                                                             Other Annual                  All Other
   Name and Principal                                                       Compensation     Number of   Compensation
         Position                     Year         Salary        Bonus($)       ($)(1)        Options        ($)
--------------------------            ----        --------      ---------   -------------    ---------   ------------

A.F. Petrocelli,                      2001        650,000        700,000         ----         300,000      ----
    Chairman of the                   2000        650,000        700,000         ----         300,000      ----
    Board, President                  1999        650,000        700,000         ----         300,000      ----
    and Chief Executive
    Officer

Anthony J. Miceli,                    2001        175,000        100,000         ----          33,000      ----
    Vice President and                2000        160,000        100,000         ----          10,000      ----
    Chief Financial                   1999        150,577        100,000         ----          30,000      ----
    Officer

(1)       Perquisites  and other  personal  benefits,  securities or property to each executive  officer did not exceed the lesser of $50,000 or 10% of such executive officer's salary and bonus.

                                       -9-

Option Grants During 2001 Fiscal Year

          The  following  table  provides  information  related  to  options  to purchase Common Stock granted to the CEO and the named executive  officer during
2001. The Company  currently does not have any plans  providing for the grant of stock appreciation rights.

                                          Individual Grants
------------------------------------------------------------------------------------------------------    Potential Realizable Value
                                                                                                          at Assumed Rates of Stock
                                                                                                            Price Appreciation for
                                                                                                                 Option Term(2)
                                                                                                          --------------------------

                                                    % of Total
                                                      Options
                                                      Granted
                                 Number of              to              Exercise
                                 Securities          Employees          or Base
                                 Underlying          in Fiscal           Price
      Name                       Option(#)             Year            ($/Sh)(1)      Expiration Date         5%          10%
      ----                       ---------             ----            ---------      ---------------         --          ---

A.F. Petrocelli                  300,000              64.1             $23.85         June 12, 2011      $4,499,730    $11,403,240

Anthony J. Miceli                 33,000               7.1             $23.85         June 12, 2011        $494,970     $1,254,356

(1)       The option  exercise price may be paid in shares of Common Stock owned by the  executive,  in cash, or a combination of any of the foregoing,
          as  determined  by  the   Compensation   and  Stock  Option  Committee
          administering  the Company's stock option plans. The exercise price is equal to or greater  than the fair market value of the Common Stock on the date of grant.

(2)       The  potential   realizable  value  portion  of  the  foregoing  table
          illustrates values that might be realized upon exercise of the options immediately  prior to the  expiration  of  their  term,  assuming  the specified  compounded  rates of appreciation  on the Company's  Common
          Stock  over the term of the  options.  These  numbers do not take into account provisions of certain options providing for termination of the option  following  termination of employment,  non-transferability  or differences in vesting periods. Regardless of the theoretical value of an option, its ultimate value will depend upon the market value of the
          Common Stock at a future date, and that value will depend on a variety of factors,  including  the overall  condition of the stock market and the Company's results of operations and financial condition. There can be no  assurance  that the  values  reflected  in this  table  will be achieved.

                                      -10-

Fiscal Year End Option Values

          No options were  exercised by the CEO or the named  executive  officer during the fiscal year ended  December 31, 2001.  The following  table  provides information  related to the number and value of options  held by the CEO and the named executive officer at fiscal year end.

                                                                                     Value of Unexercised In-the-Money
                                     Number of Securities Underlying                        options at FY-End ($)
Name                                  Unexercised Options at FY-End                                  (1)
----                                 ------------------------------                  ---------------------------------
                               Exercisable             Unexercisable           Exercisable             Unexercisable
                             -------------------      -------------------     -------------------     -------------------
A.F. Petrocelli............       872,381                 600,000                 3,711,606             2,371,250
Anthony J. Miceli..........       108,333                  49,667                   607,456               127,294

(1)       Based on the closing  price of a share of Common Stock on December 31,
          2001 of $21.30, as reported on the American Stock Exchange ("AMEX").

Employee Retirement Plan

          The Company,  through one of its  subsidiaries,  has a noncontributory pension plan that covers the  executive  officers of the Company.  The following table discloses  estimated  annual benefits payable upon retirement in specified compensation and years of service  classifications,  based on current limits set by the Internal Revenue Code of 1986, as amended (the "Code").

                     Projected Annual Benefit at Retirement

                                                      Years of Service
                              --------------------------------------------------------------------
       Salary                   10           15          20          25          30          35
       ------                 -------      -------     -------     ------      --------   --------

$ 30,000................      $3,250       $4,875      $6,500       $8,125      $9,750     $11,375
  40,000................       4,750        7,125       9,500       11,875      14,250      16,625
  50,000................       6,250        9,375      12,500       15,625      18,750      21,875
  60,000................       7,750       11,625      15,500       19,375      23,250      27,125
  70,000................       9,250       13,875      18,500       23,125      27,750      32,375
  80,000................      10,750       16,125      21,500       26,875      32,250      37,625
  90,000................      12,250       18,375      24,500       30,625      36,750      42,875
 100,000................      13,750       20,625      27,500       34,375      41,250      48,125
 150,000................      21,250       31,875      42,500       53,125      63,750      74,375
 160,000................      22,750       34,125      45,500       56,875      68,250      79,625
 170,000................      24,250       36,375      48,500       60,625      72,750      84,875

          The  Company  did  not  make  any  contributions  for the  benefit  of executive officers for the year ended December 31, 2001.

            The estimated credited years of service for each of the executive officers named in the Summary Compensation Table is as follows: A.F. Petrocelli twenty seven years and Anthony J. Miceli fourteen years, respectively.

                                      -11-

          Subject to  compensation  limitations  under the  Employee  Retirement
Income Security Act of 1974,  which was $170,000 in 2001,  benefits are computed as follows:  For each year of credited  service after June 30, 1989,  the sum of one percent (1%) of annual compensation,  as defined, up to $25,000 plus one and one-half percent (1 1/2%) of annual compensation in excess of $25,000.

Employment Contracts

          The Company  has an  employment  contract  with Mr.  Petrocelli  which provides for a base salary of $650,000 per annum plus a bonus as  determined  by the Board of  Directors.  In the event of a change of control of the  Company as defined in the employment agreement, the Company shall pay Mr. Petrocelli a lump sum  severance  payment  equal to three years  salary and  purchase  outstanding
options  owned  by  Mr.  Petrocelli.   The  employment  agreement  provides  for
successive one year terms unless either the Company or Mr.  Petrocelli gives the other written notice that the employment agreement is terminated.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            Mr. Lorber is a member of the Compensation and Stock Option
Committee of the Company. Mr. Petrocelli also serves as President, Chief
Executive Officer and Chairman of the Board of Prime. Mr. Lorber is Chairman of
the Compensation Committee of Prime. For information relating to transactions involving Messrs. Petrocelli and Lorber and the Company, see "Certain
Relationships and Related Transactions."

           COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE
                                  COMPENSATION

General

          The  Compensation  and Stock Option  Committee  determine the cash and other  incentive  compensation,  if any, to be paid to the  Company's  executive officers and key employees. Messrs. Lorber and Penner, non-employee directors of the Company, serve as members of the Compensation and Stock Option Committee and are independent and non-employee directors.

Compensation Philosophy

          The Compensation and Stock Option Committee's  executive  compensation philosophy  is to base  management's  pay, in part,  on the  achievement  of the
Company's  annual  and  long-term  performance  goals by (a)  setting  levels of compensation  designed  to  attract  and hold  superior  executives  in a highly competitive  business  environment,  (b) providing  incentive  compensation that varies directly with the Company's financial performance and the impact

                                      -12-

of individual  initiative and  achievement on such  financial  performance,  (c)
linking compensation to elements which effect the Company's annual and long-term performance,  (d)  evaluating  the  competitiveness  of  executive  compensation programs  based  upon  information  drawn  from a variety  of  sources,  and (e)
establishing   salary  levels  and  bonuses   intended  to  be  consistent  with
competitive  practice and level of  responsibility,  with salary  increases  and bonuses reflecting  competitive trends, the overall financial performance of the
Company,  the  performance  of the  individual  executive  and  the  contractual arrangements that may be in effect with the individual executive.

          Section 162(m) of the Code prohibits a publicly held corporation, such as the Company,  from claiming a deduction on its federal  income tax return for compensation  in excess of $1 million  paid for a given fiscal year to the Chief
Executive  Officer  (or  person  acting  in that  capacity)  at the close of the corporation's  fiscal year and the four most highly compensated  officers of the corporation,  other  than  the  chief  executive  officer,  at  the  end  of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to  "performance-based  compensation."  The Company  believes that any compensation  received by executive  officers in connection with the exercise of
options   granted   under   the   Joint   Plan   and  the  Plan   qualifies   as
"performance-based compensation."

Salaries

          Base  salaries for the  Company's  executive  officers are  determined initially  by  evaluating  the  responsibilities  of the  position  held and the experience of the individual,  and by reference to the  competitive  marketplace for  management  talent,  including a comparison of base salaries for comparable positions at comparable companies within the Company's industries. Annual salary adjustments are determined consistent with the Company's  compensation policy by evaluating the  competitive  marketplace,  the  performance of the Company,  the performance of the executive  particularly with respect to the ability to manage the growth of the Company,  the length of the executive's service to the Company and any increased  responsibilities  assumed by the executive. Mr. Miceli's base salary  is  determined  by  the  Compensation  and  Stock  Option  Committee  in
consultation  with the  Chairman  of the Board,  President  and Chief  Executive
Officer of the Company.

Annual Bonuses

          The Company from time to time  considers the payment of bonuses to its executive  officers although no formal plan currently  exists.  Bonuses would be determined  based,  first,  upon the level of  achievement by the Company of its
strategic  and  operating  goals  and,  second,   upon  the  level  of  personal
achievement by participants. The achievement of personal goals

                                      -13-

includes the actual  performance of the Company for which the executive  officer has  responsibility  as  compared  to the  planned  performance  thereof,  other individual contributions, the ability to manage and motivate reporting employees and the achievement of assigned projects.  Bonuses are determined annually after the close of each fiscal year.

Compensation of Chief Executive Officer

          Mr.  Petrocelli's  base  salary of $650,000 is based upon the terms of his employment  agreement and the factors described in the "Salaries"  paragraph above. Mr.  Petrocelli will receive the same base salary in 2002. Mr. Petrocelli received  a bonus in 2002 of  $700,000  for  services  rendered  during the 2001 fiscal year. The Company believes such bonus is "performance-based" for purposes
of  Section  162(m)  of  the  Code  because  the  Company's   revenues  exceeded
$50,000,000  for the year ended  December 31, 2001. At the Company's 1998 Annual
Meeting of  Stockholders,  the  Company's  stockholders  approved a  performance criteria  which  requires the Company to achieve at least  $50,000,000  in total revenues  in order for the Chief  Executive  Officer to be eligible to receive a bonus.  In  addition,  in 2001 the  Company  granted Mr.  Petrocelli  options to purchase 300,000 shares of Common Stock.

Compensation and Stock Option Committee

            The members of the Compensation and Stock Option Committee are
Arnold S. Penner and Howard M. Lorber.

            COMMON STOCK PERFORMANCE: Set forth below is a graph comparing the total shareholder returns (assuming reinvestment of dividends, if any) of the
Company, AMEX and a peer group ("the Peer Group") compiled by the Company consisting of publicly traded companies in industry segments corresponding to those in which the Company competes. The Peer Group, which includes the Company, consists of the following companies: Commercial Net Lease Realty Inc., Lexington
Corp. Properties Trust, Realty Income Corp., Keystone Consolidated Industries,
Inc., One Liberty Properties, Inc., Hastings Manufacturing Company, Ramco-
Gershenson Properties Trust and Omni USA Inc.

          The Peer Group consolidation was completed on a weighted average basis
(market  capitalization  basis,  adjusted  at the end of each  year).  The graph assumes $100 invested on December 31, 1996, in the Company and each of the other indices.

                                      -14-

                TOTAL RETURN TO SHAREHOLDERS REINVESTED DIVIDENDS

                                 INDEXED RETURNS
                                  Years Ending

                          Base
Company                   Period
Name/Index                Dec 96       Dec 97       Dec 98      Dec 99      Dec 00       Dec 01
-----------------------------------------------------------------------------------------------
United Capital            100.00       302.86       194.29      212.86      167.14       243.43
Corp.
American Stock            100.00       117.37       118.12      150.35      153.91       145.32
Exchange
Peer Group                100.00       126.60       112.44       99.17      117.47       157.70

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The following  sets forth the  transactions  involving the Company and its  subsidiaries  and its executive  officers and/or  Directors from January 1,
2001. Specific descriptions of these transactions are provided below.

          The Company's two hotel  properties  are managed by Prime,  a publicly traded company for which A.F.  Petrocelli is President,  Chief Executive Officer
and Chairman of the Board and Howard M. Lorber is a director.  Fees paid for the management of these  properties  are based upon a percentage of revenue and were approximately $121,000 for 2001. Included in the Company's marketable securities at December  31, 2001 was  approximately  $27,661,000  of common  stock of Prime which represents approximately 5.6% of Prime's outstanding shares.

          In March 1997,  the Company  completed a  $73,250,000  sales/leaseback transaction with Kmart  Corporation for two of its distribution  centers located in Brighton,  Colorado and Greensboro,  North  Carolina.  Kmart will lease these facilities  for a minimum of 25 years.  These sites  encompass  over 2.7 million square feet and service  approximately 300 Kmart stores. The Company has taken a
50% equity interest in this transaction.  Also participating in this transaction were Beverly  Petrocelli,  Arnold  Penner,  Howard M. Lorber and the spouse of a director who have taken  approximately an 8% interest in this transaction.  A.F.
Petrocelli disclaims beneficial ownership of the participation  interest held by
Beverly Petrocelli.

            In January 2000, the Company participated in a $4.5 million loan transaction secured by mortgage liens against three properties in New York, New
York. The Company advanced

                                      -15-

approximately  $3.5 million in connection  with this loan.  The  remaining  $1.0 million was advanced by Beverly  Petrocelli.  The maturity  date of the note had been  extended in  accordance  with its  original  terms from  February  2001 to
February 2002 and the note bore interest at 14% per annum payable  monthly.  The participants  also received a commitment  fee of 4% in connection  with the loan and an additional  commitment fee of 4% in connection  with the extension of the maturity date of the note. A.F. Petrocelli disclaims beneficial ownership of the participating interest held by Beverly Petrocelli.

          The  Company  has   Indemnity   Agreements   with  certain   directors
(individually,  each an "Indemnitee"),  indemnifying each Indemnitee against the various  legal risks and potential  liabilities  to which such  individuals  are subject due to their position with the Company, in order to induce and encourage highly  experienced  and capable  persons such as the Indemnitees to continue to serve as directors of the Company.

                   PROPOSAL II - APPROVAL OF AMENDMENT TO THE
                  INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN

          The Board of  Directors  of the Company has  unanimously  approved for submission  to a vote of the  stockholders  a  proposal  to  amend  the  Plan to increase the number of shares reserved for issuance  pursuant to the exercise of options  granted  under  the Plan  from  1,325,000  shares  of  Common  Stock to
1,825,000 shares of Common Stock (the  "Amendment").  The purpose of the Plan is to attract  and retain the best  available  employee  talent and  encourage  the highest  levels of employee  performance  in order to continue to serve the best interests of the Company and its stockholders. The granting of options serves as partial consideration for and gives employees an additional inducement to remain in the service of the Company and provides  them with an increased  incentive to work towards the Company's  success.  Each option  granted  pursuant to the Plan shall be designated  at the time of grant as either an "incentive  stock option"
or as a "non-qualified stock option."   Approximately 240 employees are eligible
to participate under the Plan.

          The  Board  of  Directors  believes  it is in the  Company's  and  its stockholders'  best interests to approve the Amendment because it will allow the
Company  to  continue  to grant  options  under the Plan which  facilitates  the benefits of the additional  incentive  inherent in the ownership of Common Stock by key  employees  of the  Company  and its  subsidiaries  and helps the Company retain the services of key employees.

          The Plan, as proposed to be amended, would authorize the issuance of a maximum of 1,825,000 shares of Common Stock

                                      -16-

pursuant to the exercise of options granted  thereunder.  As of the date hereof, stock options to purchase  1,042,000  shares of Common Stock, at exercise prices ranging from $5.00 to $25.1625 per share have been granted under the Plan. Since the  enactment  of the Plan,  Messrs.  Petrocelli  and Miceli have been  awarded options to purchase an aggregate of 614,001 shares and 73,150 shares,  under the
Plan, respectively.  All other employees as a group have been awarded options to purchase  284,849  shares under the Plan,  and all outside  Directors as a group have been awarded  options to purchase an  aggregate of 70,000  shares under the
Plan.  In addition to the Plan,  options have also been awarded  under the Joint
Plan.  As of the date  hereof,  stock  options to purchase  865,501  shares were outstanding  under the Plan. No options were exercised by executive  officers in
2001 and in 2002 through the date hereof under the Plan.

          During the last completed  fiscal year,  options to purchase shares of
Common Stock have been granted  pursuant to the Plan to (i) Mr.  Petrocelli  and
Mr. Miceli,  (ii) all Non Executive  Officer  Directors as a group and (iii) all employees,  including all current officers who are not executive officers,  as a group, as follows:

Name and Position
-----------------                                                 Number of
                                                                    Options
                                                                 (#)(1)(2)(3)
                                                                 -----------

A.F. Petrocelli........................                             300,000
Anthony J. Miceli......................                              33,000
Executive Group........................                             333,000
Outside Directors as a Group ..........                              50,000
Non-Executive Officer Employee Group...                              85,000

-------------------
(1)       On December 31, 2001,  the last reported  sales price of the Company's
          Common Stock as reported on AMEX was $21.30 per share.

(2)       Information  contained  in this table is  duplicative  of  information contained in "Executive  Compensation" and does not signify additional grants of options to purchase shares of Common Stock.

(3)       Options were granted on June 12, 2001 and have an exercise price of
          $23.85 per share.

Administration of the Plan

          The  Plan  is  administered  by  the  Stock  Option  Committee,  which determines to whom among those eligible, and the time or times at

                                      -17-

which  options  will be granted,  the number of shares to be subject to options, the duration of options,  any  conditions  to the  exercise of options,  and the manner  in  and  price  at  which  options  may be  exercised.  In  making  such determinations,  the Stock Option Committee may take into account the nature and period of service of  eligible  employees,  their level of  compensation,  their past, present and potential  contributions to the Company and such other factors as the Stock Option Committee in its discretion deems relevant.

          The  Stock  Option  Committee  is  authorized  to  amend,  suspend  or terminate  the  Plan,  except  that  it is not  authorized  without  stockholder
approval   (except  with  regard  to  adjustments   resulting  from  changes  in
capitalization)  to (i) increase the maximum number of shares that may be issued pursuant to the  exercise of options  granted  under the Plan;  (ii)  materially increase the benefits  accruing to participants;  or (iii) materially change the eligibility requirements for participation.

Option Price

          The exercise  price of each option is  determined  by the Stock Option
Committee,  but may not be less than 100% of the fair market value of the shares of Common Stock  covered by the option on the date the option is granted.  If an incentive  stock option is to be granted to an employee who owns over 10% of the total  combined  voting power of all classes of the  Company's  stock,  then the exercise  price may not be less than 110% of the fair market value of the Common
Stock covered by the option on the date the option is granted.

Terms of Options

          The Stock Option Committee  shall, in its discretion,  fix the term of each  option,  provided  that the maximum term of each option shall be 10 years.
Incentive  stock  options  granted to an employee who owns over 10% of the total combined  voting  power of all classes of stock of the Company  shall expire not more than five years after the date of grant.  The Plan provides for the earlier expiration of options of a participant in the event of certain  terminations  of employment.

Registration of Shares

          The  Company  intends  to  file a  registration  statement  under  the
Securities  Act of 1933, as amended,  with respect to the Common Stock  issuable pursuant to the Amendment to the Plan subsequent to the Amendment's  approval by the Company's stockholders. The Company previously filed Registration Statements covering an aggregate of 1,325,000  shares issuable upon the exercise of options granted under the Plan.

                                      -18-

Required Vote

          The affirmative vote of the holders of a majority of the shares of the
Company's  Common Stock present,  in person or by proxy and entitled to vote, is required for approval of the Amendment to the Plan.

          THE BOARD OF  DIRECTORS  RECOMMENDS  THAT YOU VOTE FOR THE ADOPTION OF
THE AMENDMENT TO THE PLAN.  BROKER  NON-VOTES AND PROXIES MARKED  "ABSTAIN" WITH
RESPECT TO THIS  PROPOSAL  WILL BE  COUNTED  TOWARDS A QUORUM.  ABSTENTIONS  AND
BROKER  NON-VOTES WILL NOT BE COUNTED FOR PURPOSES OF  DETERMINING  WHETHER THIS
PROPOSAL HAS BEEN APPROVED.

                              INDEPENDENT AUDITORS

          The Board of Directors has not appointed  independent auditors for the year ending December 31, 2002.

          The Company's auditors for the year ended December 31, 2001 were Grant
Thornton  LLP. The Company  annually  reviews the  selection of its  independent auditors and no selection has been made for the current year.

          Audit Fees

          The aggregate  fees billed to the Company during the fiscal year ended
December 31, 2001 for review of the Company's  annual  financial  statements and those financial  statements  included in the Company's quarterly reports on Form
10-Q totaled approximately $73,000.

          Financial Information Systems Design and Implementation Fees

          The Company did not engage Grant Thornton LLP to provide advice to the
Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

          All Other Fees

          Fees  billed to the  Company by Grant  Thornton  LLP during the fiscal year ended December 31, 2001 for all other  non-audit  services  rendered to the
Company, including tax and other related services totaled approximately $70,000.

            The Company's auditors for the year ended December 31, 2000 were
Ernst & Young, LLP ("Ernst & Young"). As stated in the Company's proxy statement dated May 11, 2001, the Company

                                      -19-

annually  reviews the selection of its  independent  auditors and solicited bids from independent accountants to audit the Company's financial statements for the year ended December 31, 2001. As a result of financial and other considerations, the Audit  Committee  voted to appoint Grant Thornton LLP as its new independent accountants on July 6, 2001.

                                  ANNUAL REPORT

          All  stockholders  of record as of the Record Date, have been sent, or are concurrently herewith being sent, a copy of the Company's 2001 Annual Report for the year ended  December 31, 2001,  which  contains  certified  consolidated financial  statements  of the  Company and its  subsidiaries  for the year ended
December 31, 2001.

          ANY STOCKHOLDER OF THE COMPANY MAY OBTAIN WITHOUT CHARGE A COPY OF THE
COMPANY'S  ANNUAL  REPORT  ON FORM 10-K FOR THE YEAR  ENDED  DECEMBER  31,  2001
(WITHOUT  EXHIBITS),  AS FILED WITH THE SECURITIES AND EXCHANGE  COMMISSION,  BY
WRITING TO ANTHONY J.  MICELI,  VICE  PRESIDENT,  CHIEF  FINANCIAL  OFFICER  AND
SECRETARY AT UNITED CAPITAL CORP., 9 PARK PLACE, GREAT NECK, NEW YORK 11021.

                              STOCKHOLDER PROPOSALS

          Stockholder  proposals  made in  accordance  with Rule 14a-8 under the
Securities  Exchange Act of 1934, as amended and intended to be presented at the
Company's 2003 Annual Meeting of Stockholders must be received by the Company at its principal  office in Great Neck,  New York no later than January 6, 2003 for inclusion in the proxy statement for that meeting.

          In addition,  the Company's  By-laws  require that a stockholder  give advance  notice to the  Company  of  nominations  for  election  to the Board of
Directors and of other matters that the stockholder wishes to present for action at an annual  meeting  of  stockholders  (other  than  matters  included  in the
Company's  proxy statement in accordance  with Rule 14a-8).  Such  stockholder's notice must be given in writing, include the information required by the By-laws of the Company,  and be  delivered or mailed by first class United  States mail, postage prepaid,  to the Secretary of the Company at its principal offices.  The
Company  must receive such notice not less than 45 days prior to the date in the current year that corresponds to the date in the prior year on which the Company first  mailed  its  proxy  materials  for the prior  year's  annual  meeting  of stockholders.  While  the  Company  has not yet set the date of its 2003  Annual
Meeting  of  Stockholders,  if it were  held on June 11,  2003  (the  date  that corresponds to the date on which

                                      -20-

the 2002  Annual  Meeting is being  held),  notice of a director  nomination  or stockholder  proposal made otherwise than in accordance with Rule 14a-8 would be required to be given to the Company no later than April 27, 2003.

                                  OTHER MATTERS

          As of the date of this Proxy Statement, management knows of no matters other than those set forth herein which will be presented for  consideration  at the  Meeting.  If any other matter or matters are  properly  brought  before the
Meeting or any adjournment  thereof, the persons named in the accompanying Proxy will have  discretionary  authority to vote,  or otherwise  act, with respect to such matters in accordance with their judgment.

                                               Anthony J. Miceli
                                               Secretary
May 6, 2002

                                      -21-

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              UNITED CAPITAL CORP.

                     Proxy -- Annual Meeting of Stockholders
                                  June 11, 2002

          The  undersigned,  a stockholder  of United  Capital Corp., a Delaware corporation (the "Company"),  does hereby appoint A.F. Petrocelli and Anthony J.
Miceli,  and each of them,  the true and lawful  attorneys and proxies with full power of substitution,  for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company  which the  undersigned would be entitled to vote if  personally  present at the 2002 Annual  Meeting of
Stockholders  of the  Company to be held at the offices of the  Company,  9 Park
Place,  Great Neck, New York 11021, on June 11, 2002, at 10:00 A.M., Local Time,
or at any adjournment or adjournments thereof.

          The undersigned hereby instructs said proxies or their substitutes:

          1. ELECTION OF DIRECTORS:

            The election of the following directors: Howard M. Lorber, Robert M.
Mann, Anthony J. Miceli, Arnold S. Penner and A.F. Petrocelli to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

 / / FOR                                           / / WITHHOLD AUTHORITY TO
                                                       VOTE FOR ANY NOMINEE(S),
                                                       PRINT NAME(S) BELOW

                                                  ______________________________

          2.  APPROVAL OF AMENDMENT TO THE INCENTIVE AND NON-QUALIFIED
STOCK OPTION PLAN:

     / / FOR          / / AGAINST        / / ABSTAIN

          3. DISCRETIONARY AUTHORITY:

          To vote with discretionary authority with respect to all other matters which may come before the Meeting.

          THIS  PROXY  WILL  BE  VOTED  IN   ACCORDANCE   WITH  ANY   DIRECTIONS
HEREINBEFORE  GIVEN.  UNLESS  OTHERWISE  SPECIFIED,  THIS PROXY WILL BE VOTED TO
ELECT DIRECTORS AND TO APPROVE THE AMENDMENT TO THE PLAN.

          The undersigned  hereby revokes any proxy or proxies heretofore given, and ratifies and confirms that all the proxies appointed hereby, or any of them, or their substitutes,  may lawfully do or cause to be done by virtue hereof. The undersigned  hereby  acknowledges  receipt  of a copy of the  Notice  of  Annual
Meeting and Proxy  Statement,  both dated May 6, 2002,  and a copy of either the
Company's  Annual  Report  or  Annual  Report  on Form  10-K for the year  ended
December 31, 2001.

Dated _______________________ 2002

_____________________________ (L.S.)

                                             ----------------------------------
                                              Signature if held jointly

                                             Please sign exactly as name appears
                                             hereon. When shares are held by
                                             joint tenants, both should sign.
                                             When signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title as such. If
                                             a corporation, please sign in full
                                             corporate name by President or
                                             other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.

                  Pleasemark, sign, date and return this proxy
                        card using the enclosed envelope.